EXHIBIT 99.3
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                       FINANCIAL COMMUNITY PRESENTATION

                        JIM CRACCHIOLO REMARKS (PART 1)
                               FEBRUARY 5, 2002
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o        Thank you, Ken. Good afternoon.
o Before I begin, I'd like to introduce the members of my Financial Advisors executive team.
         o First, Barry Murphy, who heads US Retail,
         o Barbara Fraser, in charge of Products and Marketing,
         o Ted Truscott, our Chief Investment Officer,
         o Steve Roszell, who leads our Institutional group,
         o Rudy Adolf, head of Banking and Brokerage, and,
         o Walter Berman, our Chief Financial Officer.
o After my opening remarks, you will hear from Barry, Barbara and Ted, who will represent the team.
[Pause]
o        So let's begin.
o When I updated you on Financial Advisors, 18 months ago, we were dealing with some major issues.
         o First, the significant challenges caused by a dramatic decline in the equity and credit markets.
         o And as you all know, that decline has continued and has been worse than any of us expected.
         o Second, we were feeling the effects of both moving to an open product system and to three new platforms in our retail distribution network, which put pressure on our margins without increasing our productivity.
o Over the last 18 months, we made significant progress in dealing with our challenges and fixing many aspects of our core business.
o Today, we are now very much focused on repositioning Financial Advisors for future growth.

o        During the next hour, my team and I will cover three key areas:
         o First, the progress we have made.
         o Second, our building blocks for growth.
         o And, lastly, I'll share our outlook for how our business could perform under various scenarios.

o       Let's start with the progress we have made.

o       First, we strengthened our balance sheet.
        o We reallocated our investment portfolios by reducing high yield from approximately 12% to 6% of our owned assets.

o Overall, we exited 2002 with a stronger balance sheet and an unrealized gain position of over $1.1 billion in our owned assets and securities.

o Second, we needed to reduce our cost structure to deal with the significant decline in our revenues and margins.
o        Therefore, we implemented a comprehensive Reengineering program.
o This included a 22% reduction in our workforce across the company, as well as a total restructuring of our Field force between 2000 and 2002.
o And, we also strengthened our service delivery capabilities and operating effectiveness.
o Overall, we realized approximately $400 million+ in pre-tax benefits in the last two years.

o A significant portion of these savings was reinvested in the business to fund core infrastructure upgrades, key capabilities and product expansion to position us for growth.

o Next, we had to modify our Advisor Platforms after their initial introduction to improve their economics, stem attrition in the P1 employee channel, and increase productivity across the system.
o We ended 2002 with a turnaround in our advisor count moving to a net gain of 154 advisors. This is at a time when many of our competitors' field forces were shrinking - - - some dramatically.
o For our P1 employee group, production and client acquisition have now reached their highest levels since platforms were introduced.
o And, in our P2 platform, our most tenured advisors, advisor satisfaction is up and retention remains quite high at 91%.
o As a result, last year our production, or gross dealer concession sales increased 7%, a real positive for us compared to the industry.

o Next, we had to deal with some serious issues with our mutual fund performance, which as you know had negative implications to our entire business.
         o We strengthened leadership and added top-notch portfolio managers and analysts.
         o We enhanced capabilities, changed the metrics in evaluating performance, tied compensation to performance, and established satellite offices.
o Clearly, our funds need a 3 to 5 year track record, but some of our early results are promising. We ended 2002 with 69% of our equity mutual fund assets on an asset-weighted basis above the median, up from 50% in 2001. *
         *Source: Lipper. As of 12/31. See footnote **

o The next area we addressed was broadening product depth and scope to better meet client needs. We have been focused on ensuring that our proprietary product is well represented in our advisor network where it currently represents approximately 65% of total sales.

o In response to the changing environment and to position ourselves better in an open product system, we launched 34 new products across our asset management, insurance and annuity businesses, a major increase over prior years.
o To close gaps we had in style boxes in our mutual fund family, we launched 10 new sub-advised funds in the value, international and small cap categories, partnering with successful fund managers.

o These products have attractive economics and have garnered $2.3 billion in net asset flows since program inception.
o And, in the annuities area, with the addition of new products as well as new partners in our Third Party Distribution channels, we achieved double-digit sales growth over the last two years.
o In fact, we are now the number 3 provider of annuities in the bank channel today, and distribute to banks such as Wachovia, Wells Fargo and Fleet.

o In addition to growing our client base through traditional means, such as referrals and local activities, we began utilizing a number of new channels such as workplace, online and corporate alliances.
o And, as Ken has discussed, beginning in 2002 we placed a greater emphasis on exploring cross-sell opportunities across the Blue Box, particularly between Financial Advisors and our Cardmember base.
o        Since my last update, we made good progress testing and learning.
o We are now developing sophisticated tools and capabilities to improve targeting and conversion.

o And lastly, in the past, we didn't gather a large portion of our clients' assets, including cash.
o Last year we started concentrating on capturing more assets, particularly from our best clients.
o First, we introduced American Express Platinum Financial Services(R) and trained over 750 of our top advisors.
o And, we are seeing some initial success, with existing clients committing an average of $150,000 in new money. This offering is tailored to the upper market with a suite of premium products and services.
o And, we also put in place, American Express ONE(SM) Financial Account, an integrated cash management and investment account allowing clients to consolidate all their assets into a single relationship with American Express.
o Since the initial rollout, we have acquired $2.2 billion in incremental new assets with an overall average account balance of $306,000.

o As you will recall, these were the five major areas I told you we would focus on in my last update.
         o I have only shared a few of our highlights to give you a sense of how we have been dealing with the challenges, closing some key gaps and building on our foundation.
o Overall, we have made very good progress in this period and we executed against our stated priorities against the back drop of a punishing environment.
o Capitalizing on their full potential will require a healthier environment and stronger investor confidence.

o To put that into context, I looked at the last few years from another perspective, to see how the market environment and some of the actions we have taken have translated to our earnings.

o Let's go back to 2000, which was a high water mark on Wall Street. Our earnings power was driven in part by an 8-year bull market, earnings on our owned investments, strong consumer sentiment and some under-investing in select areas of our business.
o Since that point, on an absolute basis, Financial Advisors went from $1.0 billion in net income in 2000 to $632 million in 2002, down 39%.

o        The key driver of this reduction was a 35% decline in the S&P 500.
         o This resulted in a depreciation in our clients' assets and a reduction in management fees, making up 77% of our earnings decrease.
         o I think you saw similar effects across the industry. This clearly goes with the territory of running any financial services company today.
         o Obviously, we can't control the markets. But, there was more going on in this period than just market depreciation.

o A portion of the next bar represents actions we took to strengthen our balance sheet such as reallocating the percentage of high yield in our owned investment portfolio. There was, as you know, a significant cost associated with doing this.
o In addition, between 2000 and 2002, we also made adjustments to our Deferred Acquisition Cost position.

o To help offset these declines during this period, we also generated significant reengineering benefits.

o And, we utilized a good portion of these savings to reinvest back in the business to strengthen our core foundation and position us for future growth.

o And lastly, the "other" bar represents the net of few additional items across the company, such as weakness in our Institutional business, where we have seen performance related outflows.

o Obviously the steps we took had some costs associated with them, but they were necessary, and I believe they set the base for future growth.
o We believe that our earnings decrease during this period, after all the items I have covered, was still consistent with what other firms experienced in the industry.

o Today the company has solid profitability and a strong balance sheet even in a very weak environment.
         o This is driven by the strengths of our business model, which I will now highlight.
         o And, I will tell you how the strategies and initiatives that we have put in place to evolve this model will allow us to grow more expansively for the future.

o        Today, we like the position we have in Financial Services.

o With market momentum no longer a given, clients are becoming more prudent when committing money and they are focusing on satisfying their longer-term goals.
o Our model was built around financial planning and advice. It's more relevant today than ever before. Financial planning and advice is the space we have occupied successfully for 20 years.

o In fact, many firms are trying to emulate us. They call themselves financial advisors. But in reality many focus on stock trading.
o Our advisors have established and built their practices on an individual relationship basis by preparing clients for the long-term.

o In building these relationships, we focus on client needs and objectives, products that are suitable depending on a clients' risk profile and goals, and compliance with applicable laws. While my colleagues and I won't be repeating this today, this focus is fundamental to everything we do in the home office and field.

o        Our core strength and competency is our planning model.
         o This has been particularly evident during these turbulent times and especially with widespread changes across the industry.
o        We generate good returns because we have:
         o Very strong retention among clients with a plan at 94%,
         o Planning clients who average 7.1 accounts with us,
         o Excellent asset persistency. As an example, based on redemption rates, our clients hold long-term mutual funds over twice as long on average versus the industry.
         o And our advisor retention continues to be strong, as I've already mentioned.

o To better understand the power of our model, let's look at our financial returns compared to the industry.
o There are few firms like Financial Advisors, since we are an asset manager, an insurance and annuity company, as well as a broker dealer.
o We analyzed the competitive performance of these three industries between 1992 and 2002.
         o Broker/Dealers' averaged a return on equity of 19%.
         o Asset managers generated a 25% return over this period.
         o And, lastly, the insurance and annuity industry realized a 10% return.

o We then took the liberty of creating a similar firm to Financial Advisors for comparative purposes, by using our business segment weightings.
         o This resulted in an industry composite generating a 15% return on equity.
         o By comparison, Financial Advisors actually generated an 18% return over the same period.
o And, even though our return last year was reduced to 11.6%, our analysis still indicates that that return continues to exceed the industry composite, and now by an even greater amount.

o As I indicated, we believe this higher return differential is linked to better advisor retention, higher product persistency, deeper planning relationships with clients, due in large part to the associated effectiveness of our planning model.

o Having said that, the full potential of this model has not been realized.
         o Looking back, we know we could have been more aggressive and opportunistic over the years in taking advantage of our business model.
         o Looking forward, our challenge is to be more productive, more efficient and more successful in evolving this franchise.

o I would now like to highlight 4 significant opportunities we are targeting to expand the business.

o        First, until now, we primarily served the mass market.

o Our clients have, on average $71,000 with us and we can serve them profitably.
         o However, there is a larger opportunity, and it is even more profitable for us, to focus on the mass affluent, people who have $100-000 - $500,000 of investable assets.
o This is a large and growing consumer segment. It's highly underserved, since we believe many of the wire houses that offer personal service are moving toward clients with greater than $1 million in assets.

         o We already serve clients that have above $100,000 in investable assets. They represent approximately 72% of our assets, even though they are a smaller part of our client base.
o We know our brand has a strong appeal here and by enhancing our value propositions to serve more of their needs, we believe we can be even more successful, as early results have shown.

o Second, in the past we focused on ensuring we had a strong advisor distribution network and we supported and relied on our advisors to attract and develop clients. We were very much reliant upon sales generated through our advisor channel.
o We think we can be even more successful in growing our franchise by surrounding advisors with the marketing muscle of American Express to help create greater client awareness and interest.
         o By adding the company's world-class marketing expertise and capabilities, we believe we can complement our advisors by attracting more prospects and deepening client relationships even more, especially among the mass affluent.

o Third, as you know, financial planning is a core driver of our profitability and what we believe is a key differentiator of our business in the industry.
o However, as good as we are at utilizing financial planning with our clients currently, we still only have a 39% penetration of our clients who complete a comprehensive financial plan.
o Many prospects and clients find completing a comprehensive plan a bit intimidating and time consuming.
         o In order to enhance our ability to attract and serve more prospects and clients, we will complement our comprehensive planning with more flexible and modular planning based on life-triggers, such as marriage, birth of a child, inheritance, and retirement.
o This will help attract more clients and increase our product sales per client, covering more of their lifetime needs.

o And lastly, as I've stated before, we want to more fully satisfy our client needs by capturing a greater share of their assets.
         o As an example, we estimate our clients hold approximately $80 billion of cash sitting outside of American Express.
            o To complement our existing products, which focus on satisfying more of our clients' long-term needs, we have developed a set of additional products such as FDIC insured deposits and sweep accounts, mortgages and home equity loans, margin and enhanced brokerage capabilities.
o By focusing on the four areas of opportunity I just covered, we can become an even stronger player and evolve our business model.

o So, how are we executing against these opportunities to make them happen? Many of the key initiatives are already underway and we have some good initial results.
o We have marshaled our resources across the firm around a framework we call our Building Blocks for growth, to ensure a consistent focus across the organization. The Building Blocks focus on:
         o attracting more clients,
         o building deeper client relationships,
         o ensuring we have the right capabilities and processes in place,
         o as well as a very effective organization to make it happen.
o I have asked Barry, Barbara and Ted to cover in more depth a few of the initiatives that I have already touched upon:
         o Barry will cover:
           o Advisor growth, client acquisition and productivity.
         o Barbara will cover:
           o Enhancing our product portfolio, asset gathering and overall client segmentation and marketing.
         o Ted will talk to how we are improving our investment performance and adding to our capabilities.
o        I'm going to now hand it over to Barry Murphy - Barry.

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** Lipper is an independent agency that ranks mutual fund performance by asset class and investment style. Rankings measure the performance of individual funds against other funds that invest in similar securities. American Express' internally-managed equity and fixed income portfolio performance is measured in the following categories: large cap growth, large cap core, large cap value, mid cap growth, mid cap value, multi-cap growth, small cap core, balanced, flexible portfolio, equity income, gold oriented, science and technology, utility, emerging markets, European region, global, international and global flexible portfolio, corporate debt (A rated), corporate debt, corporate debt (BBB rated), global income, high current yield, short US government, US mortgage, general US government, California municipal dept, general municipal debt, insured municipal debt, Massachusetts municipal debt, Michigan municipal debt, Minnesota municipal debt, New York municipal debt, Ohio municipal debt, intermediate municipal dept.

Past performance is no guarantee of future results. Investment return and value will fluctuate, so that shares, when redeemed, may be worth more or less than the original cost.

For more information about American Express Funds, including fees and expenses, call (800) AXP-FUND, access americanexpress.com or speak to an advisor to obtain a prospectus. Please read it carefully before you invest.